LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby makes,

constitutes and appoints each of Winifred L. Swan and David Gill, signing singly and each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described to:

(1)	execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of NxStage Medical,

Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

(2)	do and
perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form
3, 4 or 5,
prepare, complete and execute any amendment or amendment thereto, and timely deliver and file such form with the United States
Securities and
Exchange Commission and any stock exchange or similar authority;


(3)	seek or obtain, as the undersigned's representative
and on the
undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(4)	take
any other action of any type whatsoever
in connection with the foregoing
which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	  The undersigned
hereby
grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys in fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act, (ii) any liability of the
undersigned for any failure to
comply with such requirements, or (iii)
any obligation or liability of the
undersigned for profit disgorgement
under Section 16(b) of the Exchange
Act.
This Power of Attorney shall
remain in full force and effect until
the undersigned is no longer
required to file Forms 3, 4, and 5 with
respect to the undersigned's
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	   IN
WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
14th day of October, 2005.



/s/
Philip R. Licari

Signature

Philip R. Licari

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